SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): December 31, 2003

           (Exact name of registrant as specified in its charter)

                           UNION BANKSHARES, INC.

(State or other jurisdiction      (Commission            (IRS Employer
of incorporation)                 File Number)      Identification Number)
Vermont                           000-28449               03-0283552

(Address of principal executive offices)
20 Main St., P.O. Box 667              (Zip Code)
Morrisville, VT                        05661-0667

Registrant's telephone number, including area code: (802) 888-6600

        (Former name or former address, if changed since last report)

                               Not applicable


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Item 5: Other Events and Regulation FD Disclosure

On March 17, 2004, the Board of Directors of Union Bankshares, Inc. voted to terminate the October, 2001 stock buyback program, effective immediately, but without prejudice to the Board's authority, in its discretion, to adopt a new stock buyback program hereafter. The buyback program provided authority for the Company to repurchase up to 100,000 shares of the Company's common stock. Prior to termination of the plan, 6,672 shares had been repurchased pursuant to that authority.

Item 7: Financial Statements and Exhibits

The following Exhibit, referred to in Item 12 of the Report is furnished, not filed; herewith:

      c)  Exhibits:
          99.1 Union Bankshares, Inc. Company Overview for December 31, 2003

Item 12: Disclosure of Operations and Financial Condition

      As provided in General Instruction B.6 to Form 8-K, the information furnished in this Item 12 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange
      Commission, except as shall be expressly provided by specific reference in such filing.

      On March 17, 2004, Union Bankshares, Inc. prepared a Company Overview containing previously reported or publicly available information, as of December 31, 2003 to be distributed to brokers, potential or current shareholders, or other interested parties, a copy of which is furnished with this Form 8-K as Exhibit 99.1.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Union Bankshares, Inc.


March 18, 2004                    /s/ Marsha A. Mongeon
                                  ---------------------
                                  Marsha A. Mongeon, Chief Financial Officer


March 18, 2004                    /s/ Kenneth D. Gibbons
                                  ----------------------
                                  Kenneth D. Gibbons, President/Chief
                                  Executive Officer

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                                EXHIBIT INDEX

      99.1  Union Bankshares, Inc. Company Overview as of December 31, 2003.


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